                      CROSSNET VENTURES, INC.

---------------------------------------------------------------------

February 1, 2000


MEGHNAD JAGDISHANDRA DESAI

Dear Sir:

Re:   CROSSNET VENTURES, INC. (the "Corporation")
      -  Consultant Agreement between the Corporation and Lord Desai
---------------------------------------------------------------------

We write to confirm the agreement of the Corporation to retain you as a consultant to the Corporation on the following terms and subject to the following conditions:

1.	You agree to carry out the duties and perform the services
described in Schedule A attached to this Agreement. In addition, you will perform such other duties and observe such instructions as may be reasonably assigned to you by the President of the Corporation which are within the scope of the duties and services described in Schedule A.

2.	The Corporation will pay to you a consultant fee of $2,100 US per month (the "Consultant Fee") in consideration for your services.

3.	The Corporation will reimburse you for any reasonable travel expenses actually and properly incurred by you in providing your services. You will provide proper receipts and invoices at the request of the Corporation.

4.	The Corporation agrees to grant to you incentive stock options to purchase a total of 50,000 shares of the Corporation's common stock (the "Stock Options") which will be fully vested.
 Each Stock Option will be for a three year term commencing on the date of grant and will be exercisable at a price of $2.00
US per share. All Stock Options will be subject to the terms and conditions of the Corporation's Stock Option Plan. You acknowledge and agree that (i) you will only sell any shares issued by the Corporation on exercise of any Stock Options in accordance with all applicable securities laws, including the Securities Act of 1933; and (ii) the shares issued upon exercise of any Stock Options may be subject to restrictions on resale imposed by applicable securities law; and (iii) the Corporation may legend all stock certificates representing the shares issued upon exercise of any Stock Options with applicable resale restrictions, as reasonably advised by the Corporation's legal counsel.

5.	You agree not to disclose to any person any confidential
information concerning the business or affairs of the Corporation which you may have acquire in the course of or incidental to providing your services to the Corporation. You will not directly or indirectly use (whether for your own benefit or the detriment or intended detriment of the Corporation) any confidential information you may acquire with respect to the business and affairs of the Corporation. All obligations with respect to confidential information will survive termination of this Agreement.

6.	You agree that you will not, either directly or indirectly,
during the term of this Agreement and for a one year period from the termination of this Agreement carry on, be engaged in, concerned with or interested in any business which is in whole or in part competitive with the

"India@.com" Internet business of the Corporation.

7.	The Corporation may terminate this Agreement at any time in
the event of a breach by you of your obligations under this Agreement.

8.	The Corporation may terminate this Agreement at any time in
the absence of any breach by you of your obligations under this Agreement upon delivery of thirty days written notice to you and upon payment to you of the Consultant Fee to the date of termination.

9.	You may terminate this Agreement at any time upon thirty days written notice to the Corporation.

10.	This Agreement may not be assigned in whole or in part by you without the prior written consent of the Corporation.

11.	This Agreement shall be governed by and construed in
accordance with the laws of the Province of British Columbia.

If you are in agreement with the terms and conditions of your engagement, please execute a copy of this letter where indicated below.

CROSSNET VENTURES, INC.
by its authorized signatory:

/s/ Howard Thomson
_________________________________
Howard Thomson, Secretary


The undersigned hereby accepts engagement as a consultant of the Corporation on the terms and subject to the conditions as set forth in this letter as of the 1st day of February, 2000.

SIGNED, SEALED AND DELIVERED        )
BY MEGHNAD JAGDISHANDRA DESAI       )
in the presence of:                 )
                                    )
                                    )
/s/ Joanne Hay                      )     /s/ Meghnad Jagdishandra Desai
__________________________________  )     __________________________________
Signature                           )     MEGHNAD JAGDISHANDRA DESAI
                                    )
Joanne Hay                          )
__________________________________  )
Name                                )
                                    )
Houghton Street, London             )
__________________________________  )
Address                             )



                            SCHEDULE A


                DESCRIPTION OF CONSULTANT SERVICES

* To advise and provide input to the Corporation on the development of the following categories for the India@.com Web site:

    *     Finance
    *     Politics
    *     Sociology
    * any other internal and external affairs that affect resident and non-resident Indians on which you have expertise

* To advise and provide input to the Corporation on the development and marketing of the Corporation's India@.com business, at the request of the Corporation.

* The consultant services to be provided to the Corporation will account for approximately ten hours of your business time each month.